Exhibit 99.1

February 18, 2026	Investor Contact:
Aaron Musgrave
Vice President, Investor Relations
856-955-4029
aaron.musgrave@amwater.com

Media Contact:
Maureen Duffy
Executive Vice President, Communications and External Affairs
856-955-4163
maureen.duffy@amwater.com
AMERICAN WATER REPORTS STRONG 2025 RESULTS
AFFIRMS 2026 EPS GUIDANCE AND LONG-TERM TARGETS

•2025 GAAP earnings of $5.69 per share, compared to $5.39 per share in 2024 and fourth quarter 2025 GAAP earnings of $1.22 per share, compared to $1.22 in the fourth quarter 2024
◦2025 results of $5.74 per share exclude $0.05 of transaction costs associated with pending merger with Essential Utilities; achieved the upper half of the earnings guidance range of $5.70 to $5.75 per share
◦Excluding transaction costs for the pending merger and incremental interest income from the HOS secured seller note, 2025 adjusted earnings of $5.64 per share, compared to $5.18 per share in 2024, an 8.9% increase
•Delivered dividend growth of 8.2% for the year
•Invested $3.2 billion in capital in 2025, driven by system need in support of water quality and reliability
•HOS $795 million secured seller note repaid in full on February 13, 2026
•Affirmed long-term EPS and dividend growth targets of 7-9%
•On February 10, 2026, shareholders of American Water and Essential Utilities overwhelmingly approved their merger-related proposals

CAMDEN, N.J., February 18, 2026 - American Water Works Company, Inc. (NYSE: AWK) today reported adjusted earnings of $1.24 per share for the fourth quarter 2025 compared to $1.15 per share in 2024, and full year adjusted earnings in 2025 of $5.64 per share compared to $5.18 per share in 2024.
“American Water once again successfully executed on its EPS and dividend guidance and plan in 2025. We invested $3.2 billion in regulated operations, driven by needed infrastructure improvements to water systems, and completed 18 acquisitions across seven states,” said John Griffith, president and CEO of American Water.
“We were also very pleased that, last week, shareholders of American Water and Essential Utilities overwhelmingly approved the respective proposals related to the pending merger announced last October,” added Griffith. “This milestone further affirms the benefits of the merger - enhancing scale and combining two highly complementary businesses with significant growth potential that will benefit all stakeholders.”

PRESS RELEASE	1	www.amwater.com

2026 Adjusted Earnings Per Share Guidance and Long-Term Financial Targets Affirmed
The company affirms its 2026 adjusted EPS guidance range of $6.02 to $6.12 (non-GAAP) compared to adjusted EPS in 2025 of $5.64 (non-GAAP). The 2026 adjusted EPS guidance range does not include (i) transaction costs to be incurred by the company during 2026 related to the proposed merger with Essential Utilities, Inc. (“Essential Utilities”), (ii) impacts of weather, if any, during 2026, and (iii) incremental interest income through February 13, 2026 related to the 2024 amendment of the former Homeowner Services Group (“HOS”) secured seller note. Management is unable to present a reconciliation of the adjusted EPS guidance range to a GAAP guidance range without unreasonable effort because management cannot reliably predict the nature, amount or probable significance of all of such adjustments for future periods; however, these adjustments may, individually or in the aggregate, cause adjusted EPS to differ significantly from GAAP EPS. The company also affirms its long-term financial targets, including its long-term EPS and dividend growth rate targets of 7-9%. The company’s earnings forecasts are subject to numerous risks and uncertainties, including, without limitation, those described under “Adjustments to GAAP” and “Cautionary Statement Concerning Forward-Looking Statements” below and under “Risk Factors” in its annual, quarterly, and current reports filed with the Securities and Exchange Commission (“SEC”).

Consolidated Results Adjusted Earnings per Share Reconciliation (A Non-GAAP, unaudited measure)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2025	2024	2025	2024
Diluted earnings per share (GAAP):
Net income attributable to shareholders	$1.22	$1.22	$5.69	$5.39
Non-GAAP adjustments:
Estimated impact of favorable weather	—	(0.07)	—	(0.16)
Income tax impact	—	0.02	—	0.04
Net non-GAAP adjustment	—	(0.05)	—	(0.12)

Incremental interest income from amended HOS seller note	(0.03)	(0.03)	(0.13)	(0.12)
Income tax impact	0.01	0.01	0.03	0.03
Net non-GAAP adjustment	(0.02)	(0.02)	(0.10)	(0.09)

Transaction costs associated with the pending merger with Essential Utilities	0.05	—	0.07	—
Income tax impact	(0.01)	—	(0.02)	—
Net non-GAAP adjustment	0.04	—	0.05	—

Total net adjustments	0.02	(0.07)	(0.05)	(0.21)
Adjusted diluted earnings per share (non-GAAP)	$1.24	$1.15	$5.64	$5.18
For the three and twelve months ended December 31, 2025, adjusted earnings per share (a non-GAAP measure) were $1.24 and $5.64 respectively, compared to $1.15 and $5.18 per share in the same periods in 2024. Increased results were driven primarily by the implementation of new rates in the Regulated Businesses from capital and acquisition investments. Results also reflect increased operating costs and higher depreciation and financing costs to support the current capital investment plan.
In 2025, the company invested $3.2 billion in infrastructure improvements and growth, including $83 million for regulated acquisitions.
Regulated Businesses
In the fourth quarter of 2025, the Regulated Businesses’ net income was $265 million, compared to $250 million for the same period in 2024. For the full year 2025, the Regulated Businesses’ net income was $1,137 million, compared to $1,065 million in 2024, which included an estimated $24 million of favorable weather.

PRESS RELEASE	2	www.amwater.com

Operating revenues increased $61 million and $427 million for the three and twelve months ended December 31, 2025, respectively, as compared to the same periods in 2024. The increases in operating revenues were primarily a result of authorized revenue increases resulting from completed general rate cases and infrastructure proceedings to recover incremental capital and acquisition investments.
Since January 1, 2025, the company has been authorized additional annualized revenues of approximately $264 million from general rate cases, with $250 million effective in 2025 and $14 million effective in 2026. Further, approximately $85 million of additional annualized revenues from infrastructure surcharges have been authorized, with $69 million effective in 2025 and $16 million effective in 2026. The company has general rate cases in progress in seven jurisdictions and filed for three infrastructure surcharges, reflecting a total annualized revenue request of approximately $573 million.
Operating expenses were higher by $36 million and $260 million for the three and twelve months ended December 31, 2025, respectively, as compared to the same periods in 2024. Operating expenses were higher primarily due to an increase in employee-related costs, increased production costs, which include higher purchased power and purchased water cost and usage, as well as general taxes associated with increased capital investment. Operating expenses also include depreciation expense, which was higher by $26 million and $111 million in the same periods, respectively, due to the growing capital investment.
Interest expense was higher by $12 million and $58 million for the three and twelve months ended December 31, 2025, respectively, as compared to the same periods in 2024, to fund capital investments.
Dividends
On December 5, 2025, the company’s Board of Directors declared a quarterly cash dividend payment of $0.8275 per share of common stock payable on March 3, 2026, to shareholders of record as of February 10, 2026.
2025 Fourth Quarter and Year-End Earnings Conference Call
The conference call to discuss the fourth quarter and year-end 2025 earnings, 2026 adjusted EPS guidance, and affirmation of long-term targets will take place on Thursday, February 19, 2026, at 9 a.m. Eastern Standard Time. Interested parties may listen to an audio webcast through a link on the company’s Investor Relations website at ir.amwater.com. Presentation slides that will be used in conjunction with the earnings conference call will also be made available online in advance at ir.amwater.com. The company recognizes its website as a key channel of distribution to reach public investors and as a means of disclosing material non-public information to comply with its obligations under SEC Regulation FD.
Following the earnings conference call, a replay of the audio webcast will be available for one year on American Water’s Investor Relations website at ir.amwater.com/events.
About American Water
American Water (NYSE: AWK) is the largest regulated water and wastewater utility company in the United States. With a history dating back to 1886, We Keep Life Flowing® by providing safe, clean, reliable and affordable drinking water and wastewater services to approximately 14 million people with regulated operations in 14 states and on 18 military installations. American Water’s 7,000 talented professionals leverage their significant expertise and the company’s national size and scale to achieve excellent outcomes for the benefit of customers, employees, investors and other stakeholders.
For more information, visit amwater.com and join American Water on LinkedIn, Facebook, X and Instagram.
Throughout this press release, unless the context otherwise requires, references to the “company” and “American Water” mean American Water Works Company, Inc. and all of its subsidiaries, taken together as a whole. All statements related to earnings and earnings per share refer to diluted earnings and earnings per share.
Adjustments to GAAP
This press release includes presentations of consolidated adjusted diluted earnings per share, both as historical financial information and as earnings guidance. These presentations of adjusted EPS constitute “non-GAAP financial measures” under SEC rules. The most directly comparable GAAP measure for historical adjusted EPS is the reported diluted earnings per share (GAAP) and is reconciled in this press release.

PRESS RELEASE	3	www.amwater.com

These non-GAAP financial measures are derived from the company’s consolidated financial information but are not presented in the financial statements prepared in accordance with GAAP. These measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. The company believes that these non-GAAP measures provide investors with useful information by excluding certain matters that may not be indicative of the company’s ongoing operating results, and, with respect to weather, to provide for a measure of the company’s operating performance without the variability of estimated weather impacts, and that providing these non-GAAP measures will allow investors to better understand the businesses’ operating performance and facilitate a meaningful year-to-year comparison of the company’s results of operations. Although management uses these non-GAAP financial measures internally to evaluate the company’s results of operations, management does not intend results reflected by these non-GAAP measures to represent results as defined by GAAP, and the reader should not consider them as indicators of performance. In addition, these non-GAAP financial measures as defined and used above may not be comparable to similarly titled non-GAAP measures used by other companies, and, accordingly, they may have significant limitations on their use.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements made, referred to or relied upon in this press release including, without limitation, 2026 adjusted earnings per share guidance, the company’s long-term financial, growth and dividend targets, the ability to achieve the company’s strategies and goals, customer affordability and acquired customer growth, the outcome of the company’s pending acquisition activity (including, without limitation, with respect to the proposed merger with Essential Utilities and the proposed acquisition of systems owned indirectly by Nexus Water Group, Inc.), the amount and allocation of projected capital expenditures, the company’s capital recovery outlook, and estimated revenues from rate cases and other government agency authorizations, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “outlook,” “likely,” “uncertain,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could” and or the negative of such terms or other variations or similar expressions. These forward-looking statements are predictions based on American Water’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, financial results, levels of activity, performance or achievements, and readers are cautioned not to place undue reliance upon them. These forward-looking statements are subject to a number of estimates, assumptions, known and unknown risks, uncertainties and other factors. The company's actual results may vary materially from those discussed in the forward-looking statements included in this press release as a result of the factors discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2025, and subsequent filings with the SEC, and because of factors such as: the decisions of governmental and regulatory bodies, including decisions to raise or lower customer rates; the timeliness and outcome of regulatory commissions’ and other authorities’ actions concerning rates, capital structure, authorized return on equity, capital investment, system acquisitions and dispositions, taxes, permitting, water supply and management, and other decisions; changes in customer demand for, and patterns of use of, water and energy, such as may result from conservation efforts, or otherwise; limitations on the availability of the company’s water supplies or sources of water, or restrictions on its use thereof, resulting from allocation rights, governmental or regulatory requirements and restrictions, drought, overuse or other factors; a loss of one or more large industrial or commercial customers due to adverse economic conditions, or other factors; present and future proposed changes in laws, governmental regulations and policies, including with respect to the environment (such as, for example, potential improvements to existing Federal regulations with respect to lead and copper service lines and galvanized steel pipe), health and safety, data and consumer privacy, security and protection, water quality and water quality accountability, contaminants of emerging concern (including without limitation per- and polyfluoroalkyl substances (collectively, “PFAS”)), public utility and tax regulations and policies, and impacts resulting from U.S., state and local elections and changes in federal, state and local executive administrations; the company’s ability to collect, distribute, use, secure and store consumer data in compliance with current or future governmental laws, regulations and policies with respect to data and consumer privacy, security and protection; weather conditions and events, climate variability patterns, and natural disasters, including drought or abnormally high rainfall, prolonged and abnormal ice or freezing conditions, strong winds, coastal and intercoastal flooding, pandemics and epidemics, earthquakes, landslides, hurricanes, tornadoes, wildfires, electrical storms, sinkholes and solar flares; the outcome of litigation and similar governmental and regulatory proceedings, investigations or actions; the risks associated with the company’s aging infrastructure, and its ability to appropriately improve the resiliency of or maintain, update, redesign and/or replace, current or future infrastructure and systems, including its technology and other assets, and manage the expansion of its businesses; exposure or infiltration of the company’s technology and critical infrastructure systems, including the disclosure of sensitive, personal or confidential information contained therein, through physical or cyber attacks or other means, and impacts from required or voluntary public and other disclosures, as well as civil class action and other litigation or legal, regulatory or administrative proceedings, related thereto; the company’s ability to obtain permits and other approvals for projects and construction, update, redesign and/or replacement of various water and wastewater facilities; changes in the company’s capital requirements; the company’s ability to control operating expenses and to achieve operating efficiencies, and the company’s ability to create, maintain and promote initiatives and programs that support the affordability of the company’s regulated utility services; the intentional or unintentional actions of a third party, including contamination of the company’s water supplies or the water provided to its customers; the company’s ability to obtain and have delivered adequate and cost-effective supplies of pipe, equipment

PRESS RELEASE	4	www.amwater.com

(including personal protective equipment), chemicals, power and other fuel, water and other raw materials, and to address or mitigate supply chain constraints that may result in delays or shortages in, as well as increased costs of, supplies, products and materials that are critical to or used in the company’s business operations; the company’s ability to successfully meet its operational growth projections, either individually or in the aggregate, and capitalize on growth opportunities, including, among other things, with respect to: acquiring, closing and successfully integrating regulated operations, including without limitation the company’s ability to (i) obtain all required regulatory and other consents and approvals for such acquisitions, (ii) prevail in litigation or other challenges related to such acquisitions, and (iii) recover in rates the fair value of assets of the acquired regulated operations; the company’s Military Services Group entering into new military installation contracts, price redeterminations, and other agreements and contracts, with the U.S. government; and realizing anticipated benefits and synergies from new acquisitions; in addition to the foregoing, various risks and other uncertainties associated with the company’s merger agreement with Essential Utilities and the related proposed merger, including: a fixed exchange ratio that will not adjust or account for fluctuations in the company’s or Essential Utilities’ stock price; limitations on the parties’ ability to pursue alternatives to the proposed merger; an event, change or other circumstance that could give rise to the termination of the merger agreement; a delay in the timing to consummate the proposed merger; each party’s ability to obtain required governmental and regulatory approvals required for the proposed merger (and/or that such approvals may result in the imposition of burdensome or commercially undesirable conditions, including required dispositions, that could adversely affect the combined company or the expected benefits of the proposed merger); financial impacts of the proposed merger on the company and the combined company’s earnings, earnings per share, financial condition, results of operations, cash flows and share price, and any related accounting impacts; any impact of the proposed merger on the company’s and the combined company’s ability to declare and pay quarterly dividends on its common stock; the risk of litigation related to the proposed merger; changes in the parties’ key management and personnel; the amount and nature of incurred transaction costs associated with the proposed merger; and reduced ownership and voting interests for the company’s and Essential Utilities’ shareholders upon completion of the proposed merger; in addition to the foregoing, various risks and other uncertainties associated with the agreement to acquire certain water and wastewater systems from a subsidiary of Nexus Water Group, Inc., including: the final amount of the rate base to be acquired, and the amount of post-closing adjustments to the purchase price, if any, as contemplated by the acquisition agreement; the various impacts and effects of (i) compliance, or attempted compliance, with the terms and conditions of the acquisition agreement, and/or (ii) the completion of, or actions taken by the company to complete, the acquisition, on the company’s operations, strategy, guidance, expectations and plans with respect to its Regulated Businesses (considered individually or together as a whole), its current or future capital expenditures, its current and future debt and equity capital needs, dividends, earnings (including earnings per share), growth, future regulatory outcomes, expectations with respect to rate base growth, and other financial and operational goals, plans, estimates and projections; and any requirement by the company to pay a termination fee in the event the closing does not occur; the ability of the company to redeploy successfully and timely the net proceeds of the amended secured seller note into the company’s Regulated Businesses; risks and uncertainties associated with contracting with the U.S. government, including ongoing compliance with applicable government procurement, security and cybersecurity regulations; cost overruns relating to improvements in or the expansion of the company’s operations; the company’s ability to successfully develop and implement new technologies and to protect related intellectual property; the company’s ability to maintain safe work sites; the company’s exposure to liabilities related to environmental laws and regulations, including those enacted or adopted and under consideration, and the substances related thereto, including without limitation copper, lead and galvanized steel, PFAS and other contaminants of emerging concern, and similar matters resulting from, among other things, water and wastewater service provided to customers; the ability of energy providers, state governments and other third parties to achieve or fulfill their greenhouse gas emission reduction goals, including without limitation through stated renewable portfolio standards and carbon transition plans; with respect to any of the company’s forward sale agreements: (i) the inability of the forward purchasers (or their affiliates) to perform their obligations thereunder, (ii) the timing and method of any settlement thereof, (iii) the amount and intended use of proceeds that may be received by the company from any such settlement, and (iv) the timing and amount of any common stock dilution resulting therefrom; changes in general economic, political, business and financial market conditions; access to sufficient debt and/or equity capital on satisfactory terms and as needed to support operations and capital expenditures; fluctuations in inflation or interest rates, and the company’s ability to address or mitigate the impacts thereof; the ability to comply with affirmative or negative covenants in the current or future indebtedness of the company or any of its subsidiaries, or the issuance of new or modified credit ratings or outlooks by credit rating agencies with respect to the company or any of its subsidiaries (or any current or future indebtedness thereof), which could increase financing costs or funding requirements and affect the company’s or its subsidiaries’ ability to issue, repay or redeem debt, pay dividends or make distributions; fluctuations in the value of, or assumptions and estimates related to, its benefit plan assets and liabilities, including with respect to its pension and other post-retirement benefit plans, that could increase expenses and plan funding requirements; changes in federal or state general, income and other tax laws, and the imposition, utilization or change in economic tariffs (or any attempt or effort to do so), including (i) future significant tax legislation or regulations (including without limitation impacts related to the Corporate Alternative Minimum Tax), and (ii) the availability of, or the company’s compliance with, the terms of applicable tax credits and tax abatement programs; migration of customers into or out of the company’s service territories and changes in water and energy consumption resulting therefrom; the use by municipalities of the power of eminent domain or other authority to condemn the systems of one or more of the company’s utility subsidiaries, including without limitation litigation and other proceedings with respect to the water system assets of the company’s California subsidiary located in Monterey, California, or the assertion by private landowners of similar rights against such utility subsidiaries; any difficulty or inability to obtain insurance for the company, its inability to obtain insurance at acceptable rates and on acceptable terms and conditions, or its

PRESS RELEASE	5	www.amwater.com

inability to obtain reimbursement under existing or future insurance programs and coverages for any losses sustained; the incurrence of impairment charges, changes in fair value and other adjustments related to the company’s goodwill or the value of its other assets; labor actions, including work stoppages and strikes; the company’s ability to retain and attract highly qualified and skilled employees and talent; civil disturbances or unrest, or terrorist threats or acts, or public apprehension about future disturbances, unrest, or terrorist threats or acts; and the impact of new, and changes to existing, accounting standards.
These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above, and the risk factors included in the company’s annual, quarterly and other SEC filings, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements the company makes shall speak only as of the date of this press release. Except as required by the federal securities laws, the company does not have any obligation, and it specifically disclaims any undertaking or intention, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or otherwise. New factors emerge from time to time, and it is not possible for the company to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on the company’s businesses, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.
AWK-IR

PRESS RELEASE	6	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Consolidated Statements of Operations
(In millions, except per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2025	2024	2025	2024
	(Unaudited)
Operating revenues	$1,271	$1,201	$5,140	$4,684
Operating expenses:
Operation and maintenance	548	519	2,019	1,858
Depreciation and amortization	231	207	894	788
General taxes	88	74	348	320
Other	(1)	1	—	—
Total operating expenses, net	866	801	3,261	2,966
Operating income	405	400	1,879	1,718
Other income (expense):
Interest expense	(162)	(136)	(615)	(523)
Interest income	23	23	90	94
Non-operating benefit costs, net	4	5	16	28
Other, net	12	11	52	42
Total other income (expense)	(123)	(97)	(457)	(359)
Income before income taxes	282	303	1,422	1,359
Provision for income taxes	44	64	311	308
Net income attributable to common shareholders	$238	$239	$1,111	$1,051

Basic earnings per share: (a)
Net income attributable to common shareholders	$1.22	$1.22	$5.69	$5.39
Diluted earnings per share: (a)
Net income attributable to common shareholders	$1.22	$1.22	$5.69	$5.39
Weighted-average common shares outstanding:
Basic	195	195	195	195
Diluted	195	195	195	195
(a)Amounts may not calculate due to rounding.

PRESS RELEASE	7	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Consolidated Balance Sheets
(In millions, except share and per share data)

	December 31, 2025	December 31, 2024
ASSETS
Property, plant and equipment	$37,955	$35,059
Accumulated depreciation	(7,379)	(7,021)
Property, plant and equipment, net	30,576	28,038
Current assets:
Cash and cash equivalents	98	96
Restricted funds	21	29
Accounts receivable, net of allowance for uncollectible accounts of $58 and $53, respectively	395	416
Income tax receivable	9	25
Unbilled revenues	433	315
Materials and supplies	112	103
Secured seller promissory note from the sale of the Homeowner Services Group	795	—
Other	328	231
Total current assets	2,191	1,215
Regulatory and other long-term assets:
Regulatory assets	1,132	1,150
Secured seller promissory note from the sale of the Homeowner Services Group	—	795
Operating lease right-of-use assets	85	89
Goodwill	1,156	1,144
Other	302	399
Total regulatory and other long-term assets	2,675	3,577
Total assets	$35,442	$32,830

PRESS RELEASE	8	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Consolidated Balance Sheets
(In millions, except share and per share data)

	December 31, 2025	December 31, 2024
CAPITALIZATION AND LIABILITIES
Capitalization:
Common stock ($0.01 par value; 500,000,000 shares authorized; 200,605,170 and 200,371,701 shares issued, respectively)	$2	$2
Paid-in-capital	8,642	8,598
Retained earnings	2,575	2,112
Accumulated other comprehensive income	6	12
Treasury stock, at cost (5,428,008 and 5,451,216 shares, respectively)	(388)	(392)
Total common shareholders' equity	10,837	10,332
Long-term debt	12,777	12,518
Redeemable preferred stock at redemption value	3	3
Total long-term debt	12,780	12,521
Total capitalization	23,617	22,853
Current liabilities:
Short-term debt	1,588	879
Current portion of long-term debt	1,479	637
Accounts payable	378	346
Accrued liabilities	830	791
Accrued taxes	134	156
Accrued interest	140	111
Other	198	230
Total current liabilities	4,747	3,150
Regulatory and other long-term liabilities:
Advances for construction	435	383
Deferred income taxes and investment tax credits	3,190	2,881
Regulatory liabilities	1,416	1,416
Operating lease liabilities	74	76
Accrued pension expense	167	217
Other	166	277
Total regulatory and other long-term liabilities	5,448	5,250
Contributions in aid of construction	1,630	1,577
Commitments and contingencies
Total capitalization and liabilities	$35,442	$32,830

PRESS RELEASE	9	www.amwater.com